Exhibit 10.13

MEDPACE HOLDINGS, INC.

2016 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Medpace Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2016 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of shares of Restricted Stock set forth below (the “Restricted Shares”). The Restricted Shares are subject to the terms and conditions set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”), the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:		Shares

Purchase Price:	$0.00

Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement. In connection with the grant of the Restricted Shares, Participant shall cause his or her spouse, civil union partner or registered domestic partner, if any, to execute the consent attached hereto as Exhibit B as soon as practicable following the Grant Date.

MEDPACE HOLDINGS, INC.		PARTICIPANT

By:		By:
Print Name:	[__________________]	Print Name:
Title:	[__________________]

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Restricted Shares under the Plan set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b) “Company Group” shall mean the Company and its Subsidiaries.

(c) “Company Group Member” shall mean each member of the Company Group.

(d) “Trade Secrets and Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by any Company Group Member in connection with its business, including, but not limited to, information, observations and data obtained by Participant while employed by or providing services to any Company Group Member or any affiliate thereof concerning (i) the business or affairs of the Company Group Members (or such affiliates), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Trade Secrets and Confidential Information will not include any information that has been published (other than a disclosure by Participant in breach of this Agreement) in a form generally available to the public prior to the date Participant proposes to disclose or use such information. Trade Secrets and Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(e) “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable, copyrightable, registerable as a trademark, reduced to writing, or otherwise) that relates to the Company Group’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether or not during usual business hours, whether or not by the use of the facilities of the Company Group, and whether or not alone or in conjunction with any other Person) while employed by, or providing services to, any Company Group Member (including those conceived, developed or made prior to the date of Participant’s employment by or services with any Company Group Member) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED SHARES

2.1 Award of Restricted Shares.

(a) Award. In consideration of Participant’s past and/or continued employment with or service to any Company Group Member, and for other good and valuable consideration that the Administrator has determined exceeds the aggregate par value of the Shares subject to the Award, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has issued to Participant the number of Restricted Shares set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 13.2 of the Plan.

(b) Purchase Price; Book Entry Form. The purchase price of the Restricted Shares is set forth on the Grant Notice. At the sole discretion of the Administrator, the Restricted Shares (and any securities that constitute Retained Distributions (as defined below)) will be issued in either (i) uncertificated form, with the Restricted Shares (and securities that constitute Retained Distributions) recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions (as defined below) imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 3.2, the Company shall cause the book entries evidencing the Restricted Shares (and any securities that constitute Retained Distributions) to indicate that the Restrictions have lapsed; or (ii) certificate form pursuant to the terms of Section 2.1(c) and Section 2.1(d).

(c) Legend. Any certificates representing Restricted Shares issued pursuant to this Agreement shall, until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed and the Restricted Shares shall thereby have become vested or the Restricted Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN MEDPACE HOLDINGS, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow Participant as the Administrator may appoint may retain physical custody of any certificates representing the Restricted Shares (and any securities that constitute Retained Distributions) until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Restricted Shares issued to him or her (or any certificates representing securities that constitute Retained Distributions). Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares or securities that constitute Retained Distributions (or Restricted Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Delivery of Certificates and Payment Upon Vesting.

(i) As soon as administratively practicable after the vesting of any Restricted Shares subject to the Award pursuant to Section 2.2(c), the Company shall, as applicable, either remove the notations on any Restricted Shares subject to the Award issued in book entry form that have vested or deliver to Participant a certificate or certificates evidencing the number of Restricted Shares subject to the Award that have vested.

(ii) As soon as administratively practicable after the vesting of any Restricted Shares subject to the Award pursuant to Section 2.2(c), the Company shall (A) as applicable, either remove the notations on any securities that constitute Retained Distributions issued in book entry form with respect to such Restricted Shares or deliver to Participant a certificate or certificates evidencing the number of securities that constitute Retained Distributions with respect to such Restricted Shares and (B) pay Participant in cash an amount equal to all cash dividends or other cash distributions that constitute Retained Distributions with respect to such Restricted Shares.

(iii) Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company in connection with this Section 2.1(e). The Restricted Shares and securities that constitute Retained Distributions delivered pursuant to this Section 2.1(e) shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Any Restricted Shares that are not vested as of the date of Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

(b) Restricted Shares Not Transferable. No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i) of the Plan; provided, however, that this Section 2.2(b) notwithstanding, with the consent of the Administrator and subject to the terms of the Plan, the Restricted Shares may be transferred to a Permitted Transferee, pursuant to any such conditions and procedures the Administrator may require. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in this Section 2.2(b) and the exposure to forfeiture set forth in Section 2.2(a).

(c) Vesting and Lapse of Restrictions. Subject to Participant’s continued employment with or service to a Company Group Member on each applicable vesting date and subject to Sections 4.11 and 4.16 hereof, the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice.

(d) Retained Distributions. Unless otherwise determined by the Administrator, the Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall vest in accordance with Section 2.2(c), and such Retained Distributions shall not bear interest or be segregated in separate accounts. Any Retained Distributions with respect to Restricted Shares that have not vested as of the date of Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

2.3 Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company Group. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company Group or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

ARTICLE III.

RESTRICTIVE COVENANTS

3.1 Confidential Information.

(a) Participant shall not disclose or use at any time, either during his or her service as an employee or other service provider of any Company Group Member or thereafter, any Trade Secrets and Confidential Information of which he or she becomes aware, whether or not such information is developed by Participant, except to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties for the Company Group. Participant will take all appropriate steps to safeguard Trade Secrets and Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Company at the termination of his or her employment or services, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Trade Secrets and Confidential Information or the Work Product of the business of the Company Group that Participant may then possess or have under his or her control. Notwithstanding the foregoing, Participant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof.

(b) All Work Product that Participant may have discovered, invented or originated during his or her employment by, or service to, any Company Group Member(s) prior to such employment or service, that Participant may discover, invent or originate during his or her employment or service or at any time following the termination of his or her employment with, or service to, the applicable Company Group Member(s), shall be the exclusive property of the Company Group, and Participant hereby assigns all of his or her right, title and interest in and to such Work Product to the Company or the applicable Company Group Member, including all intellectual property rights therein.

Participant shall promptly disclose all Work Product to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its (or any Company Group Member’s as applicable) rights therein, and shall assist the Company, at the Company’s expense, in obtaining, defending and enforcing the Company’s (or any Company Group Member’s, as applicable) rights therein. Participant hereby appoints the Company as his or her attorney-in-fact to execute on his or her behalf any assignments or other documents deemed necessary by the Company to protect or perfect each Company Group Member’s rights to any Work Product.

3.2 Restriction on Competition. During Participant’s service as an employee or other service provider of any Company Group Member and thereafter through the date that is twelve (12) months following the Cessation Date (as applicable, the “Restricted Period”), Participant shall not operate, have any ownership interest in, enter the employ of, provide consulting services for or to, serve as a board member of, or render services or advice in any similar capacity to, any contract research organization that provides clinical trial management, laboratory, imaging, regulatory, monitoring, data management, biometrics or medical writing services or support of clinical trials or development programs sponsored by the pharmaceutical, biotechnology or medical device companies or industries (any of the foregoing, a “Competitive Business”) in North America and elsewhere in the world where the Company Group engages in business, or reasonably anticipates engaging in business, on the applicable Cessation Date (the “Restricted Area”), or perform management, executive or supervisory functions with respect to, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to, any business or Person that engages or could reasonably be expected to engage in a Competitive Business in the Restricted Area; provided, however, that for purposes of this Section 3.2, ownership of securities having no more than five percent (5%) of the outstanding voting power of any Competitive Business which is listed on any national securities exchange shall not be deemed to be a violation of this Section 3.2 as long as the Person owning such securities has no other connection or relationship with such competitor.

3.3 Non-Solicitation and Non-Interference with Customers, etc. During the Restricted Period, Participant shall not, directly or indirectly, induce or attempt to induce any Person that is, or was at any time during the twelve (12) month period preceding the Cessation Date, a customer, supplier, manufacturer or other material business relation of any Company Group Member to cease doing business with any Company Group Member or in any way interfere with the relationship between any Company Group Member and any such customer, supplier, manufacturer or other material business relation, or solicit, directly or indirectly, for any competitive purpose, the business of any such customer, supplier, manufacturer or business relation of any Company Group Member.

3.4 Non-Solicitation of Company Group Employees. During the Restricted Period, Participant shall not solicit, recruit or hire, directly or indirectly, any Person who at any time on or after the Grant Date is a Company Group Employee; provided that the foregoing shall not prohibit (a) a general solicitation to the public of general advertising or (b) Participant from soliciting, recruiting or hiring any Company Group Employee who has ceased to be employed or retained by any Company Group Member for at least 12 months. For purposes of this Section 3.4, “Company Group Employees” means, collectively, officers, directors and employees or substantially full-time consultants of the Company Group Members.

3.5 Non-Disparagement. Participant shall not at any time, either during or after his or her service as an employee or other service provider of a Company Group Member, (a) directly or indirectly, make or affirmatively ratify any statement, public or private, oral or written, to any Person that disparages, either professionally or personally, any Company Group Member or any affiliate or stockholder thereof, past and present, or any of their respective directors, officers, agents, attorneys, insurers, employees, stockholders, and successors, past and present, or (b) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of any Company Group Member or any affiliate or stockholder thereof; provided that nothing in this provision shall in any way limit Participant’s right to (i) make truthful statements to correct any false statements made by any Company Group Member about Participant or (ii) provide truthful information to a government agency, to respond to a subpoena, or to testify truthfully under oath.

3.6 Understanding of Covenants. Participant agrees that the foregoing covenants set forth in this Article III (the “Restrictive Covenants”) are reasonable, including in temporal and geographical scope, and in all other respects, and necessary to protect the Company Group’s confidential information, goodwill, stable workforce, and customer relations. Participant and the Company intend that the Restrictive Covenants shall be deemed to be a series of separate covenants, one for each county or province of each and every state or jurisdiction within the Restricted Area and one for each month of the Restricted Period. Participant understands that the Restrictive Covenants may limit his or her ability to earn a livelihood in a business similar to the business of the Company Group, but nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee or other service provider of a Company Group Member and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given Participant’s education, skills and ability), Participant does not believe would prevent him or her from otherwise earning a living. Participant agrees that the Restrictive Covenants do not confer a benefit upon the Company Group disproportionate to Participant’s detriment. Participant has independently consulted with his or her counsel and after such consultation agrees that the Restrictive Covenants are reasonable and proper to protect the legitimate interest of the Company Group.

3.7 Enforcement. Participant acknowledges that the Restrictive Covenants are an essential element of this Agreement and are being provided in consideration of the Restricted Shares granted pursuant to this Agreement, and that any breach by Participant of any provision of this Article III will result in irreparable injury to the Company Group. The Participant acknowledges that in the event of such a breach, in addition to all other remedies available at law, the Company shall be entitled to equitable relief, including injunctive relief, without the necessity of proving actual damages or posting a bond therefor. If, at the time of enforcement of this Article III a court of competent jurisdiction shall hold that either the duration or scope stated herein is unreasonable under the circumstances then existing, the parties agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by Applicable Law. To the extent of any breach of this Article III by Participant, his or her Restricted Period shall automatically be extended by the length of such breach.

3.8 Forfeiture Upon Violation. Notwithstanding any other provision of this Agreement that may provide to the contrary, in the event of Participant’s violation of any Restrictive Covenant within this Article III or any agreement by and between Participant and any Company Group Member, as determined by the Company, in its sole discretion, then (a) the Restricted Shares and any Retained Distributions shall immediately be forfeited in their entirety (without the payment by the Company of any consideration for such Shares) and (b) Participant shall pay to the Company in cash any financial gain Participant realized from the vesting of all or a portion of the Restricted Shares and any Retained Distributions during the 12-month period immediately preceding (or at any time after) the date of such violation. For purposes of this Section 3.8, “financial gain” shall equal the sum of (x) the greater of (i) the Fair Market Value of the Shares as of the applicable vesting date and (ii) the Fair Market Value of the Shares as of the time of Participant’s sale of such Shares, multiplied by the number of Shares that vested (without reduction for any Shares surrendered), (y) the value of any Retained Distributions as of the applicable vesting date and (z) any and all dividends paid to Participant with respect to the vested Shares. By accepting the Restricted Shares, Participant hereby acknowledges, agrees and authorizes the Company to reduce any amounts owed by any Company Group Member (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Participant by any Company Group Member), by the amounts Participant owes to the Company under this Section 3.8. To the extent such amounts are not recovered by the Company through such set-off, Participant agrees to pay such amounts immediately to the Company upon demand. This right of set-off is in addition to any other remedies the Company may have against Participant for Participant’s breach of this Agreement or any other agreement. Participant’s obligations under this Section 3.8 shall be cumulative (but not duplicative) of any similar obligations Participant may have pursuant to this Agreement or any other agreement with any Company Group Member.

ARTICLE IV.

OTHER PROVISIONS

4.1 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of Shares subject to the Award having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the Award, in the event Participant fails to provide timely payment of all sums required pursuant to Section 4.1(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 4.1(a)(ii) or Section 4.1(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any new certificate representing Restricted Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the Award or the issuance or vesting of Restricted Shares hereunder or any other taxable event with respect to the Restricted Shares.

(c) In the event any tax withholding obligation arising in connection with the Award will be satisfied under Section 4.1(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares that are subject to the Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.1(c), including the transactions described in the previous sentence, as applicable.

(d) In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 4.1(a)(v) or Section 4.1(c): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises, an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.

(e) Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed in connection with the Award, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Award. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Award or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

4.2 Conditions to Delivery of Stock. Subject to Section 2.1, the Restricted Shares deliverable under this Award may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such Shares;

(e) The receipt of any applicable withholding tax in accordance with Section 4.1 by the Company Group Member with respect to which the applicable withholding obligation arises; and

(f) The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

4.3 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, Participant shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions herein, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends paid to or made with respect to the Restricted Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Restricted Shares, Participant may be required to execute a stockholders agreement in such form as shall be determined by the Company.

4.4 Section 83(b) Election. Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares and any Retained Distributions at the time the Restrictions on such Restricted Shares and Retained Distributions lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event that Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30 day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH. PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES

RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED RESTRICTED SHARES AND RETAINED DISTRIBUTIONS. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE RESTRICTED SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4.5 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

4.6 Adjustments. The Administrator may accelerate the vesting of all or a portion of the Restricted Shares in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.

4.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.10 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

4.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Participant.

4.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 2.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.14 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

4.15 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, subject to the last sentence of Section 3.8 hereof.

4.16 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.17 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.18 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets.

4.19 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

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EXHIBIT B

TO RESTRICTED STOCK GRANT NOTICE

PARTNER CONSENT

As the undersigned spouse, registered domestic partner or civil union partner (each, a “Partner”) of Participant, I hereby acknowledge that I have read that certain Restricted Stock Award Agreement by and between my Partner and the Company and dated as of [            ] (the “Agreement”), and that I understand its contents. I am aware that the Agreement imposes certain restrictions on the transfer of the Shares subject to my Partner’s Restricted Stock Award. I agree that my Partner’s interest in the Restricted Shares are subject to the Agreement and any interest I may have in such Restricted Shares shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement and the Plan that I will waive such right.

Capitalized terms used in this consent and not defined herein shall have the meanings given to such terms in the Agreement.

Dated:
Partner Signature

Partner Name

B-1